Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended December		Year-to-Date December
	2011	2010	2011	2010
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$248	$146	$2,052	$1,859
Southern Power	24	22	162	131
Total	272	168	2,214	1,990
Parent Company and Other	(11)	(15)	(11)	(15)
Net Income–As Reported	$261	$153	$2,203	$1,975

Basic Earnings Per Share	$0.30	$0.18	$2.57	$2.37

Average Shares Outstanding (in millions)	865	842	857	832
End of Period Shares Outstanding (in millions)			867	844

Notes
- For the three months and twelve months ended December 31, 2011 and 2010, dilution does not change basic earnings per share by more than 2 cents and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.